Exhibit 99.1

Nine Energy Service, Inc. Receives Notice from NYSE Regarding

Continued Listing Requirements

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) announced today that, on April 30, 2025, the Company was notified by the New York Stock Exchange (“NYSE”) of its noncompliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of its common stock had fallen below $1.00 per share over a period of 30 consecutive trading days.

Under the NYSE’s rules, the Company can regain compliance with the minimum share price requirement at any time within the six-month period following receipt of the NYSE notification if on the last trading day of any calendar month during the six-month cure period, the Company’s common stock has (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 trading-day period ending on the last trading day of such month.

The Company’s Board of Directors is reviewing all available alternatives to regain compliance with the NYSE’s minimum share price requirement, including, but not limited to, a reverse stock split, subject to stockholder approval no later than at the Company’s next annual meeting of stockholders, if necessary to cure the stock price non-compliance. Under the NYSE’s rules, if the Company determines that it will cure the stock price deficiency by taking an action that will require stockholder approval, the Company must obtain the stockholder approval by no later than its next annual meeting of stockholders and implement the action promptly thereafter, and the price condition will be deemed cured if the price promptly exceeds $1.00 per share and the price remains above that level for at least the following 30 trading days.

During the cure period, subject to the Company’s compliance with other NYSE continued listing requirements, shares of the Company’s common stock will continue to be traded on the NYSE under the symbol “NINE” with an added designation of “.BC” to indicate that the Company currently is not in compliance with the NYSE’s continued listing requirements. If the Company is unable to regain compliance, the NYSE will initiate procedures to suspend and delist the Company’s common stock.

The NYSE notification does not affect the Company’s business operations or its Securities and Exchange Commission reporting requirements and does not result in a default under any of the Company’s material debt agreements.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein, such as those regarding the Company’s plan to regain compliance with NYSE listing standards, are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly cost inflation with labor or materials; the effects of tariffs and other trade measures on the Company’s business and on the onshore oil and natural gas industry generally; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on its products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving the Company’s fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Senior Vice President, Strategic Development and Investor Relations

(281) 730-5113

investors@nineenergyservice.com